                                                                    EXHIBIT 99.3


                  FOURTH AMENDMENT TO THE HARBINGER CORPORATION
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS

         THIS FOURTH AMENDMENT TO THE HARBINGER CORPORATION AMENDED AND RESTATED 1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS (the "Amendment") is made effective as of the 24th day of April, 1998 (the "Effective Date"), by HARBINGER CORPORATION, a corporation organized and doing business under the laws of the State of Georgia (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such term as in the Harbinger Corporation Amended and Restated 1993 Stock Option Plan for Non-Employee Directors (the "Plan"), unless otherwise stated herein.

                                  WITNESSETH:

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to increase the number of shares that may be granted under the Plan.

         NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

         SECTION 1. Section 2 of the Plan is hereby amended by deleting the first sentence of Section 2 of the Plan in its entirety and substituting in lieu thereof the following:

                           2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 6, the total number of shares of $.0001 par value common stock (the "Common Stock") of the Company for which options may be granted under the Plan (the "Shares") shall be 350,000 less the number of Shares of Common Stock issuable pursuant to options granted under the Restated 1992 Stock Option Plan for Non-employee Directors."

         SECTION 2. The form of agreement currently used to evidence options granted under the Plan shall be replaced with the form of agreement attached hereto as Exhibit A for Non-employee Directors from The Netherlands and as Exhibit B for all other Non-employee Directors.

         SECTION 3. Except as specifically amended by this Fourth Amendment, the Plan shall remain in full force and effect as prior to this Fourth Amendment.

         IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to the Harbinger Corporation Amended and Restated 1993 Stock Option Plan for NonEmployee Directors to be executed on the Effective Date.

                                          HARBINGER CORPORATION


                                          By: /s/ David T. Leach
                                              ---------------------------------
                                              David T. Leach, CEO
ATTEST:


By: /s/ Joel G. Katz
    ------------------------------------
    Joel G. Katz, Secretary

                                                                       EXHIBIT A


                             STOCK OPTION AGREEMENT
                                       AND
                                  OPTION GRANT


                              HARBINGER CORPORATION
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                        FOR (DUTCH) NONEMPLOYEE DIRECTORS


                  THIS STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into as of the date set forth below, by and between HARBINGER CORPORATION (hereinafter called the "Company"), a corporation organized and existing under the laws of the State of Georgia, and the undersigned, an individual resident of the state designated below (hereinafter called "Optionee").

                  The Company has adopted the "Harbinger Corporation Amended and Restated 1993 Stock Option Plan for Nonemployee Directors" (the "Plan"). This Option Agreement is being made pursuant to the Plan and capitalized terms used herein shall have the same meanings as those terms have in the Plan unless the context in which these terms are used herein requires otherwise or the terms are otherwise defined herein. The date of the grant of the option under this Option Agreement is as of the date specified below (the "Option Date").

         1. GRANT OF OPTION. The Company hereby grants to Optionee an option to purchase the number of shares of $.0001 par value Common Stock of the Company (the "Shares") designated below ("Option Shares"), subject to the right to repurchase . Any portion of the option not exercised by Optionee as provided herein will expire on the day prior to the fifth anniversary of the Option Date unless sooner terminated as provided herein. Any option share subject to a repurchase right as of the Annual Meeting of Shareholders following the date hereof shall expire on the date of such meeting. The stock issued on the exercise of this option, when paid for as herein provided, will be fully paid and nonassessable.

         2. EXERCISE OF OPTION. This option is fully vested and may be exercised only during the period beginning on the Option Date and ending on the day prior to the fifth anniversary date hereof (the "Term") described below. For purposes of this Option Agreement, the "Repurchase Period" for an option shall mean, for an Annual Grant, the approximate twelve (12) month period beginning upon the date of the Annual Grant and ending on the date of the next Annual Meeting, and for an Interim Grant, the period beginning upon the date of the Interim Grant and ending on the date of the next Annual Meeting.

                  (a) Annual Grants: Options granted as an Annual Grant (see below) shall no longer be subject to repurchase as follows:

                  (1) If Optionee attends one regular quarterly meeting of the Board of Directors ("Board") during the Repurchase Period, then the option shall no longer be subject to repurchase immediately thereafter as to twenty-five percent (25%) of the Option Shares, minus the number of Shares, if any, as to which the option has been previously exercised;

                  (2) If Optionee attends two regular quarterly meetings during the Repurchase Period, then the option shall no longer be subject to repurchase immediately after the second meeting as to fifty percent (50%) of the Option Shares, minus the number of Shares, if any, as to which the option has been previously exercised;

                  (3) If Optionee attends three regular quarterly meetings during the Repurchase Period, then the option shall no longer be subject to repurchase immediately after the third meeting as to seventy-five percent (75%) of the Option Shares, minus the number of Shares, if any, as to which the option has been previously exercised; and

                  (4) If Optionee attends four regular quarterly meetings during the Repurchase Period, then the option shall no longer be subject to repurchase immediately after the fourth meeting as to all of the Option Shares, minus the number of Shares, if any, as to which the option has been previously exercised.

                  (b) Interim Grants: Options granted as an Interim Grant (see below) shall no longer be subject to repurchase as follows:

                  (1) If the fraction determined in Section 5.2.2 of the Plan is three fourths (75%), then one third (33.3%) of the Option Shares shall no longer be subject to repurchase immediately following the attendance by Optionee at a regular quarterly meeting of the Board during the Repurchase Period, and an additional one-third (33.3%) of the Option Shares shall no longer be subject to repurchase following attendance by Optionee at each of two (2) subsequent regular quarterly meetings during the Repurchase Period, such that the option shall no longer be subject to repurchase immediately after attendance by Optionee at the third regular quarterly meeting during the Repurchase Period as to all of the Option Shares subject to the option.

                  (2) If the fraction determined in Section 5.2.2 of the Plan is one half (50%), then one half (50%) of the Option Shares shall no longer be subject to repurchase immediately following the attendance by Optionee at a regular quarterly meeting of the Board during the Repurchase Period, and the remaining one half (50%) of the Option Shares shall no longer be subject to repurchase immediately after attendance by Optionee at a second regular quarterly meeting during the Repurchase Period, as to all of the Option Shares subject to the option.

                  (3) If the fraction determined in Section 5.2.2 of the Plan is one quarter (25%), then all (100%) of the Option Shares shall no longer be subject to repurchase immediately following the attendance by Optionee at a regular quarterly meeting of the Board during the Repurchase Period.

                  The terms contained in the Plan are incorporated into and made a part of this Option Agreement, and this Option Agreement shall be governed by and construed in accordance with the Plan.

A "regular quarterly meeting" shall refer to a regular meeting (including an Annual Meeting or a special meeting held in lieu of a regular meeting) of the Board held on a quarterly basis, as determined by the Chief Executive Officer of the Company. In order to "attend" a meeting Optionee must be present as a Director at the meeting in person or by telephone connection for the entire period of the meeting and any adjournments thereof.

                  Each exercise of the option shall be by written notice in the form of an exercise agreement provided by the Board to the President or principal financial officer of the Company at its principal place of business, accompanied by payment in cash, by bank-certified, cashier's or personal check in the amount of the purchase price for the number of the Shares purchased. The date of each exercise of this option shall be the date upon which the notice is received by the appropriate officer.

                  The Company shall not be obligated to sell or issue any Shares pursuant to the option unless the issuance of such Shares is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable securities laws. In connection therewith, the Company may require from Optionee at the time of exercise reasonable representations and warranties with respect to the investment intent of Optionee and Optionee's status as an investor in the Shares in order to qualify for exemptions from registration under state or federal securities laws.

                  Within a reasonable time after receipt of the notice of exercise, the Company will take steps to ascertain compliance with this Option Agreement. The Company shall then cause certificates representing the Shares for the option exercised to be delivered as soon as reasonably possible, provided, however, that if any law, regulation, or agreement requires the Company to take action with respect to the Shares purchased prior to issuance, the date of issuance of the Shares shall be extended for the period necessary to take such action and comply with such law, regulation or agreement.

         3. ADMINISTRATION. This Agreement shall be administered, construed and interpreted by the Board with reference to the terms, conditions, and interpretive provisions of the Plan.

         4. PURCHASE PRICE. The purchase price per Option Share shall be as designated below ("Exercise Price"), which is equal to or greater than 100% of the fair market value of a share of Common Stock as of the Option Date.

         5. TERMINATION OF SERVICE OR DEATH. In the event Optionee, during his or her life, ceases to be an Eligible Director for any reason, any unexercised portion of the option shall terminate one (1) year after termination of Optionee's status as an Eligible Director due to disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) and thirty (30) days after the termination of Optionee's status as an Eligible Director for any other reason, but in no event after the expiration of the term of the option; provided further, however, that (a) with respect to any installment of the option that is subject to a right of repurchase at the time of termination of Optionee's status as an Eligible Director, the applicable extension period shall not, unless otherwise provided by the Board, operate to permit such installment to become no longer subject to a right of repurchase within such period; (b) with respect to any installment of the option that was no longer subject to a right of repurchase at the time of termination of service, the applicable extension period shall not operate to permit the exercise of such installment after the expiration of the period within which such installment may otherwise be exercised; and (c) the applicable extension period shall not operate to permit the exercise of an option if the service of Optionee is terminated prior to the term during which the option would otherwise have become no longer subject to a right of repurchase.

                  In the event of the death of Optionee while Optionee is an Eligible Director, but before the expiration of this option, the personal representatives, heirs or legatees of Optionee may exercise the option held by Optionee which was no longer subject to a right of repurchase on the date of Optionee's death. The personal representatives, heirs or legatees must exercise any such option within thirty (30) days after the date of the death of Optionee and in any event prior to the date of expiration of the option, and such exercise otherwise shall be subject to the terms and conditions of this Option Agreement and the Plan; provided, however, that with respect to any installment of the option that was subject to a right of repurchase on the date of Optionee's death, the extension period shall not, unless otherwise provided by the Board, operate to permit such installment to become no longer subject to a right of repurchase within such period.

         6. NO RIGHTS IN OPTION SHARES. Optionee shall have no rights as a shareholder in respect of Shares covered by this Option Agreement until the date of issuance of the Shares to him or her and only after the Shares are fully paid. Optionee shall have no rights with respect to such Shares not expressly conferred by this Option Agreement.

         7. COMPANY'S REPURCHASE OPTION. If Optionee should cease to be an Eligible Director, the Company or its assignee shall have the option to repurchase that number of Shares which then remains subject to a right of repurchase at a price equal to the exercise price per share indicated below as the Exercise Price during the term of this Option (the "Repurchase Option"). Each Share shall be deemed to be an unvested Share until the date that such Share is no longer subject to the Repurchase Option and shall thereafter be deemed to be a vested Share. At any time within three months after the expiration or termination of this Option, the Company or its assignee may elect to repurchase any or all unvested Shares at the Optionee's exercise price by giving Optionee or his representative written notice of exercise of the Repurchase Option. The repurchase price per Share may be paid by check or by cancellation of indebtedness, if any.

         8. NONASSIGNABILITY. This option shall not be encumbered or transferred in whole or in part except by will or the laws of descent and distribution, and is exercisable during the lifetime of Optionee only by him or her, except as expressly permitted by the Board.

                  In consideration for the grant of this option, Optionee promises to use his or her best efforts in furtherance of the Company's business and prospects and in the exercise of his or her duties as a member of the Board of Directors of the Company.

         IN WITNESS WHEREOF, the parties hereunto have set their hands and seals as of the Option Date set forth below.

Option Date:                                 HARBINGER CORPORATION
                  ----------------------
Option Shares:
                  ----------------------
                                             By:
                                                  -----------------------
Exercise Price:
                  ----------------------
                                             Title:
                                                  -----------------------

Check One:  Annual Grant
                          -------------

            Interim Grant
                          -------------

                                             OPTIONEE

                                             ----------------------------


                                             Address:
                                                       ------------------
                                                       ------------------
                                                       ------------------


                                             State of Residence:
                                                                ---------

                                                                       EXHIBIT B


                             STOCK OPTION AGREEMENT
                                       AND
                                  OPTION GRANT


                              HARBINGER CORPORATION
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS


                  THIS STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into as of the date set forth below, by and between HARBINGER CORPORATION (hereinafter called the "Company"), a corporation organized and existing under the laws of the State of Georgia, and the undersigned, an individual resident of the state designated below (hereinafter called "Optionee").

                  The Company has adopted the "Harbinger Corporation Amended and Restated 1993 Stock Option Plan for Nonemployee Directors" (the "Plan"). This Option Agreement is being made pursuant to the Plan and capitalized terms used herein shall have the same meanings as those terms have in the Plan unless the context in which these terms are used herein requires otherwise or the terms are otherwise defined herein. The date of the grant of the option under this Option Agreement is as of the date specified below (the "Option Date").

         1. GRANT OF OPTION. The Company hereby grants to Optionee an option to purchase the number of shares of $.0001 par value Common Stock of the Company (the "Shares") designated below ("Option Shares"). Any portion of the option not exercised by Optionee as provided herein will expire on the seventh anniversary of the Option Date unless sooner terminated as provided herein. The stock issued on the exercise of this option, when paid for as herein provided, will be fully paid and nonassessable.

         2. EXERCISE OF OPTION. This option shall become vested and may be exercised only during the period beginning on the Option Date and ending on the seventh anniversary date hereof (the "Term") described below. For purposes of this Option Agreement, the "Vesting Period" for an option shall mean, for an Annual Grant, the approximate twelve (12) month period beginning upon the date of the Annual Grant and ending on the date of the next Annual Meeting, and for an Interim Grant, the period beginning upon the date of the Interim Grant and ending on the date of the next Annual Meeting.

                  (a) Annual Grants: Options granted as an Annual Grant (see below) shall become vested as follows:

                  (1) If Optionee attends one regular quarterly meeting of the Board of Directors ("Board") during the Vesting Period, then the option shall be exercisable immediately thereafter as to twenty-five percent (25%) of the Option Shares, minus the number of Shares, if any, as to which the option has been previously exercised;

                  (2) If Optionee attends two regular quarterly meetings during the Vesting Period, then the option shall be exercisable immediately after the second meeting as to fifty percent (50%) of the Option Shares, minus the number of Shares, if any, as to which the option has been previously exercised;

                  (3) If Optionee attends three regular quarterly meetings during the Vesting Period, then the option shall be exercisable immediately after the third meeting as to seventy-five percent (75%) of the Option Shares, minus the number of Shares, if any, as to which the option has been previously exercised; and

                  (4) If Optionee attends four regular quarterly meetings during the Vesting Period, then the option shall be exercisable immediately after the fourth meeting as to all of the Option Shares, minus the number of Shares, if any, as to which the option has been previously exercised.

                  (b) Interim Grants: Options granted as an Interim Grant (see below) shall become vested as follows:

                  (1) If the fraction determined in Section 5.2.2 of the Plan is three fourths (75%), then one third (33.3%) of the Option Shares shall become exercisable immediately following the attendance by Optionee at a regular quarterly meeting of the Board during the Vesting Period, and an additional one-third (33.3%) of the Option Shares shall become exercisable following attendance by Optionee at each of two (2) subsequent regular quarterly meetings during the Vesting Period, such that the option shall be exercisable immediately after attendance by Optionee at the third regular quarterly meeting during the Vesting Period as to all of the Option Shares subject to the option.

                  (2) If the fraction determined in Section 5.2.2 of the Plan is one half (50%), then one half (50%) of the Option Shares shall be exercisable immediately following the attendance by Optionee at a regular quarterly meeting of the Board during the Vesting Period, and the remaining one half (50%) of the Option Shares shall be exercisable immediately after attendance by Optionee at a second regular quarterly meeting during the Vesting Period, as to all of the Option Shares subject to the option.

                  (3) If the fraction determined in Section 5.2.2 of the Plan is one quarter (25%), then all (100%) of the Option Shares shall be exercisable immediately following the attendance by Optionee at a regular quarterly meeting of the Board during the Vesting Period.

                  The terms contained in the Plan are incorporated into and made a part of this Option Agreement, and this Option Agreement shall be governed by and construed in accordance with the Plan. A "regular quarterly meeting" shall refer to a regular meeting (including an Annual Meeting or a special meeting held in lieu of a regular meeting) of the Board held on a quarterly basis, as determined by the Chief Executive Officer of the Company. In order to "attend" a meeting Optionee must be present as a Director at the meeting in person or by telephone connection for the entire period of the meeting and any adjournments thereof.

                  Each exercise of the option shall be by written notice in the form of an exercise agreement provided by the Board to the President or principal financial officer of the Company at its principal place of business, accompanied by payment in cash, by bank-certified, cashier's or personal check in the amount of the purchase price for the number of the Shares purchased. The date of each exercise of this option shall be the date upon which the notice is received by the appropriate officer.

                  The Company shall not be obligated to sell or issue any Shares pursuant to the option unless the issuance of such Shares is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable securities laws. In connection therewith, the Company may require from Optionee at the time of exercise reasonable representations and warranties with respect to the investment intent of Optionee and Optionee's status as an investor in the Shares in order to qualify for exemptions from registration under state or federal securities laws.

                  Within a reasonable time after receipt of the notice of exercise, the Company will take steps to ascertain compliance with this Option Agreement. The Company shall then cause certificates representing the Shares for the option exercised to be delivered as soon as reasonably possible, provided, however, that if any law, regulation, or agreement requires the Company to take action with respect to the Shares purchased prior to issuance, the date of issuance of the Shares shall be extended for the period necessary to take such action and comply with such law, regulation or agreement.

         3. ADMINISTRATION. This Agreement shall be administered, construed and interpreted by the Board with reference to the terms, conditions, and interpretive provisions of the Plan.

         4. PURCHASE PRICE. The purchase price per Option Share shall be as designated below ("Exercise Price"), which is equal to or greater than 100% of the fair market value of a share of Common Stock as of the Option Date.

         5. TERMINATION OF SERVICE OR DEATH. In the event Optionee, during his or her life, ceases to be an Eligible Director for any reason, any unexercised portion of the option shall terminate one (1) year after termination of Optionee's status as an Eligible Director due to disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) and thirty (30) days after the termination of Optionee's status as an Eligible Director for any other reason, but in no event after the expiration of the term of the option; provided further, however, that (a) with respect to any installment of the option that had not become exercisable at the time of termination of Optionee's status as an Eligible Director, the applicable extension period shall not, unless otherwise provided by the Board, operate to permit such installment to become exercisable within such period; (b) with respect to any installment of the option that had become exercisable at the time of termination of service, the applicable extension period shall not operate to permit the exercise of such installment after the expiration of the period within which such installment may otherwise be exercised; and (c) the applicable extension period shall not operate to permit the exercise of an option if the service of Optionee is terminated prior to the term during which the option would otherwise have been exercisable.

                  In the event of the death of Optionee while Optionee is an Eligible Director, but before the expiration of this option, the personal representatives, heirs or legatees of Optionee may exercise the option held by Optionee on the date of Optionee's death. The personal representatives, heirs or legatees must exercise any such option within thirty (30) days after the date of the death of Optionee and in any event prior to the date of expiration of the option, and such exercise otherwise shall be subject to the terms and conditions of this Option Agreement and the Plan; provided, however, that with respect to any installment of the option that had not become vested and exercisable on the date of Optionee's death, the extension period shall not, unless otherwise provided by the Board, operate to permit such installment to become vested and exercisable within such period.

         6. NO RIGHTS IN OPTION SHARES. Optionee shall have no rights as a shareholder in respect of Shares covered by this Option Agreement until the date of issuance of the Shares to him or her and only after the Shares are fully paid. Optionee shall have no rights with respect to such Shares not expressly conferred by this Option Agreement.

         7. NONASSIGNABILITY. This option shall not be encumbered or transferred in whole or in part except by will or the laws of descent and distribution, and is exercisable during the lifetime of Optionee only by him or her, except as expressly permitted by the Board.

                  In consideration for the grant of this option, Optionee promises to use his or her best efforts in furtherance of the Company's business and prospects and in the exercise of his or her duties as a member of the Board of Directors of the Company.

                  IN WITNESS WHEREOF, the parties hereunto have set their hands and seals as of the Option Date set forth below.

Option Date:                                 HARBINGER CORPORATION
                  ----------------------
Option Shares:
                  ----------------------
                                             By:
                                                  -----------------------
Exercise Price:
                  ----------------------
                                             Title:
                                                  -----------------------

Check One:  Annual Grant
                          -------------

            Interim Grant
                          -------------

                                             OPTIONEE

                                             ----------------------------


                                             Address:
                                                       ------------------
                                                       ------------------
                                                       ------------------


                                             State of Residence:
                                                                ---------